     As filed with the Securities and Exchange Commission on April 1, 1996
                                                     Registration No. 333-01599
- -------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------

                              AMENDMENT NO. 1 TO
                                   FORM S-3

            REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                          --------------------------

                         FIRST COMMERCIAL CORPORATION
           (Exact name of registrant as specified in its charter)



                 ARKANSAS                                71-0540166
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification Number)



            400 WEST CAPITOL AVENUE, LITTLE ROCK, ARKANSAS   72201
                                 (501)371-7000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Barnett Grace, Chairman of the Board
                         First Commercial Corporation
                            400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                                (501) 371-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                             John Clayton Randolph
                           Friday, Eldredge & Clark
                      400 West Capitol Avenue, Suite 2000
                       Little Rock, Arkansas  72201-3493

                          --------------------------

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                [   ]

                          --------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                          Subject to Completion
                                                              April 1, 1996

                         FIRST COMMERCIAL CORPORATION

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                                515,398 SHARES

                                 COMMON STOCK
                           $3.00 Par Value Per Share
                                  ----------

First Commercial Corporation (the "Company") hereby offers participation in its Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Plan provides investors with a convenient way to purchase shares of the Company's Common Stock, $3.00 par value per share ("Common Stock"), and reinvest the cash dividends paid on Common Stock in additional shares of Common Stock.

Participants in the Plan may:

- - Reinvest all the cash dividends paid on shares of Common Stock registered in their name or credited to their Plan account in additional shares of Common Stock.

- - Make an initial investment in Common Stock with a cash payment of at least $500 and no more than $2,500 per account ("Initial Investment").

- - Increase their investment in Common Stock by making optional investments of at least $25 per payment and no more than $2,500 per quarter per account ("Optional Investment").

The price to be paid for shares of Common Stock purchased through dividend reinvestment will be at a five percent (5%) discount from the average of the bid and ask price of the Common Stock as quoted on the Nasdaq National Market.
 The price to be paid for shares purchased with Initial Investments or Optional Investments will be 100% of the same average. The shares purchased pursuant to the Plan may be newly issued shares or previously issued shares purchased in the open market. Any open market purchases will be made through an independent agent selected by the Company. Prices for the Common Stock are quoted on the Nasdaq National Market under the symbol "FCLR."

This prospectus is being provided to current participants in the Plan and to prospective participants in the Plan.

              Please retain this Prospectus for future reference.

                                  ----------

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------



               The date of this Prospectus is            , 1996.

                              [Inside Cover Page]

    No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of date subsequent to the date hereof.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                                  ----------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, or the indicated portions thereof, filed with the Commission by the Company (File No. 0-9676), are incorporated in this Prospectus by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                         [Inside Cover Page Continued]

        (b) Form 8-K/A filed January 30, 1996, and Current Report on Form 8-K dated March 13, 1996;

        (c)  Report on Form 10-C filed January 9, 1996;

        (d) The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed April 30, 1981 and any amendment or report filed for the purpose of updating such description.

        (e) Registration Statement on Form 8-A for the preferred share purchase rights as filed on January 9, 1991.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Mr. J. Lynn Wright, Chief Financial Officer, First Commercial Corporation, Post Office Box 1471, Little Rock, Arkansas 72203, telephone (501) 371-7000.


                                  ----------


- -------------------------------------------------------------------------------

                                  THE COMPANY

    First Commercial Corporation (the "Company") is the largest multi-bank holding company headquartered in Arkansas, with its corporate offices located in the capital city of Little Rock. The Company owns 15 commercial banking institutions in the State of Arkansas, seven institutions in the State of Texas, one institution in each of the States of Louisiana and Tennessee, and in a joint venture with Arvest Bank Group, Inc., of Bentonville, Arkansas, the Company owns 50% of an institution in Norman, Oklahoma. All of the Company's bank subsidiaries offer a broad range of traditional commercial and consumer banking services to the markets and communities which they serve. Certain subsidiary banks additionally offer trust and fiduciary services and discount brokerage services. Collectively, the Company's bank subsidiaries are sometimes referred to in this Prospectus as the "Subsidiary Banks." The Company had total consolidated assets of approximately $5.4 billion, total consolidated deposits of approximately $4.6 billion, and total consolidated shareholders' equity of approximately $432 million as of December 31, 1995.

    The Company's largest subsidiary is First Commercial Bank, N.A. At December 31, 1995, First Commercial Bank had total assets of approximately $1.8 billion and total deposits of approximately $1.5 billion. First Commercial Bank is the second largest bank in Arkansas, based upon total assets at December 31, 1995, and its offices are located within Pulaski County, the most populated county of Arkansas, adjacent Lonoke County, and Grant County.

    First Commercial Trust Company, N.A., a subsidiary of the Company, provides trust services through offices located in eight of the Arkansas Subsidiary Banks. First Commercial Mortgage Company, a subsidiary of First Commercial Bank, N.A., offers first mortgage loans and performs mortgage loan servicing operations. First Commercial Investments, Inc., also a subsidiary of First Commercial Bank, N.A., offers a full line of taxable and tax-exempt fixed income investments, as well as mutual fund products.

    The Company plans to continue to grow through a combination of quality service to customers in existing markets and such acquisitions as may complement the Company's organizational structure. The Company's focus is on retail and corporate customers in its primary market areas. The key operating strategy of the Company is to maximize the quality of service in local markets by placing authority for local market decisions in the hands of affiliate managers, while providing corporate level guidance, control and review to ensure local managerial accountability.

    The Company is incorporated under the laws of the State of Arkansas. The executive offices of the Company are located at 400 West Capitol Avenue, Little Rock, Arkansas 72201. Its telephone number is (501) 371-7000.

                        USE OF PROCEEDS BY THE COMPANY

    The net proceeds from the sale of shares of Common Stock that are originally issued by the Company and offered pursuant to the Plan will be used for general corporate purposes, including the Company's working capital needs, the funding of investments in, or extensions of credit to, the Company's banking and non-banking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity shares of the Company.

    The Company will not receive any proceeds from shares of Common Stock purchased in open market transactions and offered pursuant to the Plan.

                   DESCRIPTION OF THE DIVIDEND REINVESTMENT
                        AND COMMON STOCK PURCHASE PLAN

    The following, in question and answer form, are the provisions of the Plan. Those holders of Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared. THOSE WHO ARE ALREADY PARTICIPATING IN THE PLAN NEED TAKE NO FURTHER ACTION TO CONTINUE PARTICIPATION.

PURPOSE

    1.  What is the purpose of the Plan?
        --------------------------------
    The purpose of the Plan is to provide current holders of shares of Common Stock with a simple and convenient way of investing cash dividends in shares of Common Stock at a price equal to a 5% discount from the average market price and of investing optional cash payments in Common Stock at no discount ("Optional Investment"), all without payment of any brokerage commissions or service charges.

    Additionally, individuals who do not currently own Common Stock may make an initial investment of at least $500 and no more than $2,500 in shares of Common Stock through the Plan ("Initial Investment").

    When original issue shares of Common Stock are purchased from the Company, the Company will receive the net proceeds for its use. When shares of Common Stock are purchased in the open market, the Company will not receive any proceeds.

PARTICIPATION

    2.  Who is eligible to participate in the Plan?
        -------------------------------------------
    Any person of legal age is eligible to participate in the First Commercial Corporation Dividend Reinvestment and Common Stock Purchase Plan. Shareholders of Common Stock may elect to participate with respect to all the shares of Common Stock registered in their name. Beneficial owners of shares of Common Stock that are registered in another person's name who want to participate in the Plan may be required by the record holder of such shares to have the shares registered in the individual's own name.

person who currently does not own Common Stock may become eligible by making an Initial Investment in Common Stock under the Plan.

SHAREHOLDERS PRESENTLY PARTICIPATING IN THE PLAN NEED TAKE NO FURTHER ACTION TO CONTINUE THEIR PARTICIPATION.

    3.  How do current shareholders and interested investors enroll in the
        ------------------------------------------------------------------
        Plan?
        -----
    After you receive a copy of this Prospectus, you may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator at the address provided in Question 6. Authorization Cards may be obtained at any time by written request to the Company or the Plan Administrator at the address provided in Question 6.

    4.  When may a current shareholder or interested investor join the
        --------------------------------------------------------------
        Plan?
        -----

    An individual may join the Plan at any time.

For Dividend Reinvestment
- -------------------------
    If an Authorization Card specifying reinvestment of dividends is received by the Plan Administrator more than five (5) business days before the record date established for payment of a particular dividend, reinvestment will commence with that dividend payment. If the Authorization Card is received after that date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend. Dividend payment dates ordinarily are the first business day of January, April, July and October. The record date for determining shareholders who receive dividends normally precedes the dividend payment by about two weeks.

For Initial and Optional Investments
- ------------------------------------
    If an Authorization Card specifying an Initial Investment or an Optional Investment in Common Stock is received by the Plan Administrator at least one
(1) business day prior to an Investment Date, as defined below, the Initial or Optional Investment will be made as of that Investment Date. If the Authorization Card is not received by the Plan Administrator at least one (1) business day before the Investment Date, the Plan Administrator may hold the investment until the next Investment Date. "Investment Date" means: (a) with respect to reinvested dividends, the dividend payment date and (b) with respect to Initial and Optional Investments, the first business day of the month following receipt of such Initial and Optional Investments, provided such Initial or Optional Investments are received at least one (1) business day prior to the Investment Date. NO INTEREST WILL BE PAID ON FUNDS HELD PENDING INVESTMENT. Participants and interested investors should send investments so as to reach the Plan Administrator shortly before an Investment Date. Those Initial and Optional Investments not invested within 35 days of receipt will be returned.

    5.  What does the Authorization Card provide?
        -----------------------------------------
    By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

    (a) To reinvest automatically cash dividends on all shares of which you are the owner of record at a 5% discount from the average market price, computed as described under Question 13, and also make optional cash payments from $25 to $2,500 per participant per quarter at 100% of the average market price.

    (b) To invest by making optional cash payments in any amount from $25 to $2,500 per participant per dividend period, whether or not any dividends are being reinvested, at 100% of the average market price. If you choose to make optional cash payments only (and not reinvest dividends on Common Stock registered in your name), dividends on shares purchased with optional cash payments and held in your account under the Plan will be reinvested automatically at a 5% discount from the average market price, computed as described under Question 13.

    (c) To make an Initial Investment of at least $500, and no more than $2,500, in shares of Common Stock at 100% of the average market price.

    6.  Who administers the Plan for the participants?
        ----------------------------------------------

    First Commercial Trust Company, N.A. (the "Plan Administrator"), a national banking subsidiary of the Company, administers the Plan for participants and will perform only clerical and administerial functions in connection with the Plan, such as arranging for the custody of share certificates, keeping records, and sending statements of account to participants. The Plan Administrator's mailing address is as follows:

    First Commercial Trust Company, N.A.
    Corporate Trust Department
    400 West Capitol Avenue
    Little Rock, Arkansas  72201

    Common Stock purchased in the open market under the Plan will be purchased by an independent agent which is a bank or registered broker or dealer appointed to act as agent (the "Agent") for the participants for the purchases and sales of Common Stock.

    Common Stock acquired under the Plan will be registered in the name of First Commercial Trust Company, N.A. (or its nominee) as administrator for participants in the Plan.

COSTS

    7.  Are there any expenses to participants in connection with purchases
        -------------------------------------------------------------------
        under the Plan?
        ---------------
    No. Participants will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan, including brokerage fees, if any, on share purchases will be paid by the Company.

PURCHASES

    8.  How are Initial Investments made?
        ---------------------------------
    Any interested investor of legal age may make an Initial Investment of at least $500 and no more than $2,500 per account. Initial Investments shall be in the form of a check or money order payable in United States dollars to the order of First Commercial Trust Company, N.A., in the amount being invested, along with the completed Authorization Card which must be received by the Plan Administrator at least one (1) business day before an Investment Date. Initial Investments received after that date will be invested on the next Investment Date. Any person participating in the Plan may not send cash. The Plan Administrator will transmit promptly all Initial Investments to a segregated escrow account at a bank (the "Escrow Account") or to the Agent.

    No interest is payable on an Initial Investment between the time the funds are received by the Plan Administrator or the Agent and the time of investment.

    An interested investor may withdraw an Initial Investment set for the next Investment Date by notifying the Plan Administrator in writing not less than two (2) business days before such Investment Date. Such withdrawn amount will be returned as promptly as practicable and without interest.

    9.  How are Optional Investments made?
        ----------------------------------
    Participants may make an Optional Investment of at least $25 per payment and no more than $2,500 per quarter per account. An Optional Investment need not be in the same amount each time, subject to the minimum and maximum payment levels, and there is no obligation to make Optional Investments. Optional Investments shall be in the form of a check or money order payable in United States dollars to the order of First Commercial Trust Company, N.A. in the amount being invested at least one (1) business day before an Investment Date.
 Optional Investments received after that date will be invested on the next Investment Date. A participant's first Optional Investment can be made when the Participant joins the Plan by using the Authorization Card. Thereafter, Optional Investments may be made by including the stub portion of the account statement received by the Participant with the check or money order delivered to the Plan Administrator as payment for the Optional Investment. Participants may not send cash. The Plan Administrator will transmit promptly all Optional Investments to the Escrow Account or to the Agent.

    No interest is payable on any Optional Investment between the time the funds are received by the Plan Administrator and the time of investment.

    A participant may withdraw an Optional Investment set for the next Investment Date by notifying the Plan Administrator in writing not less than two (2) business days before such Investment Date. Such withdrawn amount will be returned as promptly as practicable and without interest.

    10. How are purchases of Common Stock made under the Plan?
        ------------------------------------------------------
    Common Stock acquired under the Plan will be either shares purchased in the open market by the Agent or shares newly issued by the Company. The source of the Common Stock (i.e., open market or newly issued) will be designated by the Company prior to the related Investment Date, but all Common Stock acquired with respect to a single Investment Date will come from the same source. The Company will not change the source from which Common Stock is acquired under the Plan more than once in any three month period.

    The primary consideration in determining the source of Common Stock to be used for purchases under the Plan is expected to be the Company's need to increase equity capital. If the Company does not need to raise funds externally or financing needs are satisfied using non-equity sources of funds to maintain the Company's targeted capital structure, Common Stock purchased for participants in the Plan will be purchased in the open market. At any time that Common Stock is purchased for Participants under the Plan in the open market, the Company will not exercise its right to change the source of purchases of Common Stock absent a determination by the Company's Board of Directors or Chief Financial Officer that the Company's need to raise additional capital has changed, whether or not there is another valid reason for such change.

    If Common Stock is to be purchased in the open market, the Plan Administrator will promptly transmit from the Escrow Account to the Agent the Initial and Optional Investments and dividends. The Agent will use those funds to purchase shares of Common Stock.

    11. How many shares of Common Stock will be purchased for participants?
        -------------------------------------------------------------------
    The number of shares of Common Stock to be purchased for a participant depends on the amount of that participant's Initial Investment, Optional Investments, and/or dividends and market prices of the Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested, divided by the purchase price per share.

    In the event that open market transactions are made, the Company shall not have any authorization or power to direct the time or price at which Common Stock may be so purchased, or to select a broker/dealer through or from whom purchases are to be made.

    12. When will shares of Common Stock be purchased under the Plan?
        -------------------------------------------------------------
    Purchases of originally issued shares of Common Stock with reinvested dividends will be made on the dividend payment date. Purchases of originally issued shares of Common Stock with Initial Investments or Optional Investments will be made on the first business day of each month (the "Investment Date"), provided such Initial Investment or Optional Investment was received at least one (1) business day prior to the Investment Date. Participants will become the owner of the Common Stock purchased by them under the Plan on the date of purchase; however, for federal income tax purposes, the holding period will commence on the following day.

    Common Stock purchased in the open market normally will be purchased within three (3) business days of the dividend payment date or Investment Date, as the case may be, subject to applicable regulatory restrictions on such purchases. Participants will become the owners of such shares purchased for their account under the Plan upon settlement of such purchases.

PRICE

    13. At what price will shares of Common Stock be purchased under the
        ----------------------------------------------------------------
        Plan?
        -----

Originally Issued Shares
- ------------------------
    Originally issued shares of Common Stock purchased with reinvestment dividends will be purchased at a price equal to a five percent (5%) discount from the average of the bid and asked price of the Common Stock as quoted on the Nasdaq National Market on the dividend payment date as subsequently reported in the Wall Street Journal.
                --------------------

    Originally issued shares of Common Stock purchased with payments received by the Company as Initial Investments or Optional Investments will be purchased at a price equal to 100% of the average of the bid and asked price of the Common Stock as quoted on the Nasdaq National Market on the date such shares are purchased.

    If there is no trading in the Common Stock on the dividend payment date, the purchase price shall be determined by the Company on the next preceding date on which trading occurred.

Shares Purchased in the Open Market
- -----------------------------------
    If the Company elects to purchase Common Stock in the open market for the account of participants, such purchases will be made at prevailing market prices, and the price to each participant's account for shares purchased with reinvested dividends will be 95% of the average price of all shares purchased. The price to each participant's account for shares purchased as Initial Investments or Optional Investments will be 100% of the average price of all shares purchased.

REPORTS TO PARTICIPANTS

    14. What reports will be sent to participants in the Plan?
        ------------------------------------------------------

    As soon as practicable after each purchase you will receive a statement of your account showing amounts invested, purchase prices, shares purchased and other information for the year to date. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. Additionally, you will receive the same materials sent to every other holder of Common Stock, including the Company's Annual and Quarterly Reports to Shareholders, proxy statements and information for income tax reporting.

DIVIDENDS

    15. Will participants be credited with dividends on shares held in their
        ---------------------------------------------------------------------
        accounts under the Plan?
        ------------------------
    Yes. The Plan Administrator will receive dividends for all Plan shares held on the dividend record date and will credit such dividends to participants' accounts on the basis of full shares and fractional shares credited to those accounts. Such dividends will be reinvested automatically in additional shares of Common Stock.

CERTIFICATES

    16. Will certificates be issued for shares of Common Stock purchased under
        ----------------------------------------------------------------------
        the Plan?
        ---------
    Unless requested, certificates for shares of Common Stock purchased under the Plan will not be issued. The Plan Administrator will hold all shares purchased under the Plan in the name of one of its nominees. The number of shares purchased for a participant's account under the Plan will be shown on that participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of a fractional share and reduces the cost to be borne by the Company.

    A Participant may also add shares to the account by depositing certificates for those shares with the Plan Administrator with the request that those shares be added to the Participant's account.

    17. May shares held in the Plan be withdrawn by participants?
        ---------------------------------------------------------
    Certificates for any number of whole shares of Common Stock credited to a participant's account under the Plan will be issued without charge upon that participant's written request. Any remaining full shares and fractional share will continue to be held in the participant's account. A participant's written request should be mailed to the Plan Administrator.

TERMINATION OF PARTICIPATION

    18. How does a participant discontinue the reinvestment of dividends under
        ----------------------------------------------------------------------
        the Plan?
        ---------
    A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan Administrator in writing to that effect. This notice should be mailed to:

    First Commercial Trust Company, N.A.
    Corporate Trust Department
    400 West Capitol Avenue
    Little Rock, Arkansas  72201


    If a participant's notice of termination is received on or after the tenth business day prior to the record date for the next dividend, that dividend will be reinvested for the participant's account, then the account will be terminated and all subsequent dividends on those shares will be paid to the participant. If a participant elects to terminate his participation in the Plan, any Optional Investment received by the Plan Administrator before it receives a notice of termination will be invested in Common Stock unless the participant specifically requests return of the Optional Investment.

    When a participant terminates participation in the Plan, the Plan Administrator will issue certificates for whole shares credited to the participant's account under the Plan, and a cash payment will be made to the participant for the value of any fractional share.

TAX INFORMATION

    19. What are the Federal Income Tax Consequences of Participation in the
        --------------------------------------------------------------------
        Plan?
        -----
    Pursuant to rulings by the Internal Revenue Service in connection with similar plans, dividends reinvested in additional shares of Common Stock under the Plan will be treated for federal income tax purposes as having been received by Plan participants in the form of a taxable stock distribution. Accordingly, an amount equal to the fair market value on the dividend payment date of the shares acquired with reinvested dividends on that date will be treated as a dividend to Plan participants, taxable as ordinary income to the extent of the Company's earnings and profits. The fair market value of such shares will be based upon the average of the high and low market prices for the shares on the dividend payment date, and not based on the discounted price at which such shares are purchased for participants pursuant to the Plan. For each tax year, statements of account will show the fair market value of the Common Stock purchased with reinvested dividends, and Form 1099 mailed to stockholders at year end will show total dividend income, including all dividends paid in cash that are not reinvested through the Plan and the fair market value on the dividend payment date of shares acquired with reinvested dividends.

    The tax basis of shares acquired under the Plan by reinvestment of dividends will be equal to the fair market value of the shares on the dividend payment date. The tax basis of shares purchased with an optional cash payment will be the amount paid for such stock pursuant to the optional cash payment. The holding period of shares of Common Stock acquired under the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day following the date the shares are purchased for the account of the participant.

    Participants will not realize other taxable income upon receipt of certificates for shares credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan. However, participants will recognize taxable gain or loss when shares acquired under the Plan are thereafter sold or exchanged. The amount of such gain or loss will be equal to the difference between the amount received in exchange for the shares and the tax basis thereof. To the extent participants receive a cash payment for fractional shares credited to a participant's account, the cash payment will be treated as a payment in redemption of that fractional share interest, subject to the provisions and limitations of Section 302 of the Internal Revenue Code (the "Code"). Under these rules the payment for fractional shares either may be treated as a taxable dividend (in an amount equal to the payment) or as a payment in exchange for such fractional shares, depending upon the number of shares of stock of the Company owned by the participant before and after the redemption. Generally, these rules will result in the amount paid for fractional shares being treated as a taxable dividend; however, if the participant's percentage ownership in the Company after the redemption is less than 80% of the percentage ownership before the redemption, or if the transaction is otherwise not essentially equivalent to a dividend under Section 302(b)(1) of the Code, the payment in exchange for fractional shares may qualify as a capital gain or loss equal to the difference between the amount received in exchange for the fractional shares and the participant's tax basis in such fractional shares.

    For corporate shareholders (other than "S" corporations), the amount of dividends reinvested generally will be eligible for the 70% dividends received deduction currently available under the Code with respect to dividends received by regular corporate shareholders. No dividend exclusion is available for individuals or "S" corporations.

    In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding, an amount equal to the dividends payable to such foreign participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

    Any brokerage fees paid by the Company for a participant must be reported by the Company as taxable income to the participant, and the amount of such fees will become part of the cost basis for shares purchased on behalf of the participant, or in the case of sales, will reduce the amount realized with respect to the sale for purposes of computing taxable gain or loss.

    The foregoing is merely a general discussion of certain of the federal income tax consequences with respect to participation in the Plan. Accordingly, participants should consult their own tax advisors regarding the application of applicable tax law to their own specific situations and with respect to applicable state and local tax laws.

OTHER INFORMATION

    20. What happens if a participant sells a portion of the shares of Common
        ---------------------------------------------------------------------
        Stock registered in the participant's name?
        -------------------------------------------
    If a participant has authorized the reinvestment of dividends on all shares registered in his name and then disposes of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.

    21. What happens when a participant sells or transfers all of the shares
        --------------------------------------------------------------------
        registered in his name?
        -----------------------
    If a participant disposes of all shares registered in his name and with respect to which he participates in the Plan, the dividends on the shares credited to that participant's account under the Plan may continue to be reinvested or the Company may elect to terminate the account by issuing full shares and a cash payment for any fractional share.

    22. What happens if the Company has a Common Stock rights offering?
        ---------------------------------------------------------------
    In the event the Company makes available to its shareholders rights to purchase additional shares or other securities, such rights will be made available to participants based on the number of shares (including any fractional interest to the extent practicable) held in the participant's Plan account on the record date established for determining the holders of Common Stock entitled to such rights.

    23. What happens if the Company issues a stock dividend or declares a
        -----------------------------------------------------------------
        stock split?
        ------------
    Any stock dividends or split shares distributed by the Company on shares of Common Stock credited to the participant's account under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares of Common Stock registered in the participant's name but not held in the participant's account will be distributed in the same manner as to shareholders who are not participating in the Plan.

    24. How will a participant's shares be voted at meetings of
        -------------------------------------------------------
        shareholders?
        -------------
    The shares of Common Stock credited to the account of a participant under the Plan will be included in the proxy for voting on any matters submitted to a meeting of shareholders. The proxy will include shares of Common Stock registered in the participant's name and shares of Common Stock credited to the participant's account under the Plan.

    If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy - those registered in the participant's name and/or those credited to the participant's account under the Plan - will be voted as marked. If the proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, the shares will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy is not returned, or if it is returned unexecuted or improperly executed, a participant's shares will be voted only if the participant votes in person.

    25. May a participant sell, assign, transfer or pledge Plan shares?
        ---------------------------------------------------------------
    No. A participant cannot sell, assign, transfer or pledge shares credited to the participant's account for any purpose unless the participant has first requested certificates for such shares in accordance with Question 17 above.

    26. May the Plan be changed or discontinued?
        ----------------------------------------
    Yes. Although the Company intends to continue the Plan, the Company reserves the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any such suspension, modification or termination.

    27. What is the responsibility of the Plan Administrator?
        -----------------------------------------------------
    The Plan Administrator receives the participants' dividend payments, Initial Investments and Optional Investments and invests such amounts in shares of Common Stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. All notices from the Plan Administrator to a participant will be addressed to the participant at the last address of record with the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address. Neither the Plan Administrator nor the Company shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

    Plan participants should recognize that the Company cannot assure the participant of a profit or protection from a loss on the Common Stock purchased under the Plan.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas.
















                                      16
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

    The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.


Securities and Exchange Commission registration fee     $ 2,817.89
Legal fees                                                8,000.00
Accountants' fees                                         3,000.00
Miscellaneous expenses                                    1,182.11
                                                        ----------
    Total                                               $15,000.00
                                                        ==========

Item 15.  Indemnification of Directors and Officers.

    Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Article TWELFTH of the Company's Second Amended and Restated Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of the Company to the fullest extent legally permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

Item 16.  Exhibits

     Number                               Description
  ------------    -------------------------------------------------------------
     * 4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-33529, as amended).

     * 4.2 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to Form 8-K dated September 18, 1990, in 0-9676).

     * 4.3 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-39084).

     * 4.4 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 1993, in O-9676).

     * 4.5 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991 in 0-9676).

     * 4.6 Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-K dated September 18, 1990, in 0-9676).

    ** 5           Opinion and Consent of Friday, Eldredge & Clark.

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of KPMG Peat Marwick LLP.

    **23.3         Consent of Friday, Eldredge & Clark (included in Exhibit 5).

    **24           Powers of Attorney
- ----------
*  Incorporated herein by reference as indicated.
   ** Previously filed.

Item 17.  Undertakings

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 1st day of April, 1996.

                                    FIRST COMMERCIAL CORPORATION

                                     /s/ J. Lynn Wright
                                    ----------------------------
                                    J. Lynn Wright
                                    Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of April, 1996.

  *                                 Chairman of the Board, Chief
- -------------------------------     Executive Officer, President and
Barnett Grace                       Director
                                    (Principal Executive Officer)

 /s/J. Lynn Wright                  Chief Financial Officer
- -------------------------------     (Principal Financial and
J. Lynn Wright                      Accounting Officer)

  *                                 Director
- -------------------------------
John W. Allison

  *                                 Director
- -------------------------------
Truman Arnold

  *                                 Director
- -------------------------------
William H. Bowen

  *                                 Director
- -------------------------------
Peggy Clark

  *                                 Director
- -------------------------------
Robert G. Cress

  *                                 Director
- -------------------------------
Cecil W. Cupp, Jr.

  *                                 Director
- -------------------------------
Frank D. Hickingbotham

                                    Director
- -------------------------------
Walter E. Hussman, Jr.

  *                                 Director
- -------------------------------
Frederick E. Joyce, M.D.

  *                                 Director
- -------------------------------
Jack G. Justus

  *                                 Director
- -------------------------------
William M. Lemley

  *                                 Director
- -------------------------------
Charles H. Murphy, Jr.

                                    Director
- -------------------------------
Michael W. Murphy

  *                                 Director
- -------------------------------
William C. Nolan, Jr.

                                    Director
- -------------------------------
Sam C. Sowell

  *                                 Director
- -------------------------------
Paul D. Tilley

*By:   /s/Edwin P. Henry
      -------------------------
      Edwin P. Henry
      Attorney-in-Fact

Edwin P. Henry, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                               INDEX TO EXHIBITS

    Exhibit
     Number                                 Exhibit
  ------------    -------------------------------------------------------------

     * 4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-33529, as amended).

     * 4.2 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to Form 8-K dated September 18, 1990, in 0-9676).

     * 4.3 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-39084).

     * 4.4 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 1993, in O-9676).

     * 4.5 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991 in 0-9676).

     * 4.6 Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-K dated September 18, 1990, in 0-9676).

    ** 5           Opinion and Consent of Friday, Eldredge & Clark.

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of KPMG Peat Marwick LLP.

    **23.3         Consent of Friday, Eldredge & Clark (included in Exhibit 5).

    **24           Powers of Attorney
- -----------
*  Incorporated herein by reference as indicated.
   ** Previously filed.